UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 26, 2012

PROGAMING PLATFORMS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, Mr. Erez Zino, a founder and principal shareholder of Progaming Platforms Corp. (the "Registrant") was appointed to the Registrant's board of directors. Mr. Zino was appointed as the Chief Executive Officer of the Registrant on July 5, 2012, as reported in the registrant's Form 8-K dated July 11, 2012.

On November 26, 2012, the Company accepted the resignation of Mr. Tamir Levinas as a director. Mr. Levinas previously resigned as the Company's CEO on May 3, 2012, which resignation was reported in the Registrant's Form 8-K on May 3, 2012. Mr. Levinas' resignation was the result of a contractual commitment related to the sale of another company and was not the result of any disagreement with the Registrant relating to its operations, policies, or practices. Mr. Levinas' notice of resignation is attached as Exhibit 17.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-k or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
16	Letter of resignation dated November 26, 2012, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PROGAMING PLATFORMS CORP.

By:	/s/ Erez Zino
Name:	Erez Zino
Title:	Chief Executive Officer

Date: December 3, 2012